EXHIBIT (H)(5)

                                  AMENDMENT TO
                     TRANSFER AGENCY AND SERVICES AGREEMENT

      This Amendment dated February 11, 2002 (the "Amendment") is made to the Transfer Agency and Services Agreement dated November 15, 1996 (the "Agreement") by and between Kobren Insight Funds (the "Fund") and PFPC Inc. ("PFPC").

                                   WITNESSETH

      WHEREAS, the Fund and PFPC reserved to themselves the power to amend the Agreement in a writing executed by both parties;

      WHEREAS, the Fund and PFPC wish to amend the Agreement to reflect changes thereto;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Article 13.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

      "13. TERMINATION OF AGREEMENT.

            13.1 This Agreement shall be effective until February 1, 2007 (the "Initial Term"), except as otherwise provided herein."

2. Exhibit 1 to the Agreement is hereby deleted and replaced with the attached Exhibit 1.

3. Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

KOBREN INSIGHT FUNDS                        PFPC INC.


By: /s/ Eric Godes                          By: /s/ James W. Pasman
    -------------------------                   --------------------------------

Date: 12/31/02                              Date: 11/29/02
      -----------------------                     ------------------------------

Title: Managing Director                    Title: Sr. Vice President/Mng. Dir.
       ----------------------                     ------------------------------

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                                    EXHIBIT 1

                               LIST OF PORTFOLIOS

                               Kobren Growth Fund

                           Kobren Moderate Growth Fund

                                Delphi Value Fund